Exhibit 4.9

FOURTH AMENDMENT TO REVOLVING LOAN AGREEMENT

This FOURTH AMENDMENT TO REVOLVING LOAN AGREEMENT dated as of March 10, 2003 (the “Fourth Amendment”), is entered into by and between AAR CORP., a Delaware corporation (the “Borrower”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”).

RECITALS:

A.            The Borrower and the Bank entered into that certain Revolving Loan Agreement dated as of April 11, 2001, as modified and amended by that certain First Amendment to Revolving Loan Agreement dated November 30, 2001, a Second Amendment to Revolving Loan Agreement dated April 22, 2002 and a Third Amendment to Revolving Loan Agreement dated June 1, 2002 (collectively, the “Loan Agreement”).

B.            At the present time the Borrower requests, and the Bank is agreeable to amending the Agreement with regard to the sub-facility for issuance of Letters of Credit, pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

AGREEMENTS:

1.             RECITALS.  The foregoing Recitals are hereby made a part of this Fourth Amendment.

2.             DEFINITIONS.  Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Loan Agreement.

3.             AMENDMENTS TO THE LOAN AGREEMENT.

3.1.          Letters of Credit.  The first paragraph of Section 2.6 of the Loan Agreement is hereby amended to add the following after the phrase “Revolving Loan Maturity Date”:

“…; provided, however, that there is sufficient cash collateral in the Cash Collateral Account as provided in Section 2.7 hereinbelow, up to Five Million Dollars ($5,000,000.00) of Letters of Credit issued under the Maximum Letter of Credit Obligations may expire no later than April 10, 2004.”

3.2.          Cash Collateral for Letters of Credit.  The Loan Agreement is hereby amended by adding the following new Section 2.7:

“2.7         Cash Collateral.

(a)           If the Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to this Agreement prior to the Maturity Date, the Borrower will pay to the Bank cash in an amount equal to one hundred five percent (105%) of the maximum amount then available to be drawn under each applicable Letter of Credit.  Such cash shall be held by the Bank in a cash collateral account (the “Cash Collateral Account”) maintained at the Bank.  The Cash Collateral Account shall be in the name of the Borrower and shall be pledged to, and subject to the control of the Bank, and for the benefit of the Bank, in a manner satisfactory to the Bank.  The Borrower hereby pledges and grants to the Bank a security interest in all such funds held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due.  The Agreement, including the provisions of this Section 2.7, shall constitute a security agreement under applicable law.

(b)           If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Maturity Date, the Borrower shall either (A) provide cash collateral therefor in the manner described above, (B) cause all such Letters of Credit and Letter of Credit Obligations, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to one hundred five percent (105%) of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to the Bank in its sole discretion.

(c)           From time to time after funds are deposited in the Cash Collateral Account by the Borrower, whether before or after the Maturity Date, the Bank may apply such funds then held in the Cash Collateral Account to the payment of any amounts, and in such order as the Bank may elect, as shall be or shall become due and payable by the Borrower to the Bank with respect to such Letter of Credit Obligations and, upon the satisfaction in full of all Letter of Credit Obligations, to any other Obligations of the Borrower then due and payable.

(d)           Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by the Borrower to the Bank in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to the Borrower or as otherwise required by law.  Interest earned on deposits in the Cash Collateral Account shall be for the account of the Borrower.

(e)           The Borrower agrees to execute the Pledge Agreement described below and such other documents and instruments as the Bank shall reasonably require with respect to the security interests created under this Section.”

4.             REPRESENTATIONS AND WARRANTIES.  To induce the Bank to enter into this Fourth Amendment, the Borrower hereby certifies, represents and warrants to the Bank that:

4.1.          Organization.  The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate corporate power to carry on and conduct its business as presently conducted.  The Borrower is duly licensed or qualified in all foreign jurisdictions wherein failure to qualify would have a material adverse effect.  The Articles of Incorporation and Bylaws, Borrowing Resolutions and Incumbency Certificate of the Borrower have not been changed or amended since the most recent date that certified copies thereof were delivered to the Bank.  The exact legal name of the Borrower is as set forth in the preamble of this Fourth Amendment, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.  The Borrower will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.

4.2.          Authorization.  The Borrower is duly authorized to execute and deliver this Fourth Amendment and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement, as amended hereby.

4.3.          No Conflicts.  The execution and deliver of this Fourth Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of the Borrower or of any material agreement binding upon the Borrower.

4.4.          Validity and Binding Effect.  The Loan Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

4.5.          Compliance with Loan Agreement.  The representation and warranties set forth in Section 6 of the Loan Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Bank and except for such changes as are specifically permitted under the Loan Agreement.  In addition, the Borrower has complied with and is in compliance with all of the covenants sets forth in the Loan Agreement.

4.6.          No Event of Default.  As of the date hereof, no Event of Default under the Loan Agreement as amended hereby, or event or condition, which with the giving of notice or the passage of time or both, would constitute an Event of Default, has occurred or is continuing.

5.             CONDITIONS PRECEDENT.  This Fourth Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:

5.1           Fourth Amendment.  This Fourth Amendment executed by the Borrower and the Bank.

5.2           Pledge Agreement.  A Pledge Agreement executed by the Borrower in favor of the Bank.

5.3           Other Documents.  Such other documents, certificates and/or opinions of counsel as the Bank may request.

6.             GENERAL.

6.1.          Governing Law: Severability.  This Fourth Amendment shall be construed in accordance with and governed by the laws of Illinois.  Wherever possible each provision of the Loan Agreement and this Fourth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement and this

Fourth Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Agreement and this Fourth Amendment.

6.2.          Successors and Assigns.  This Fourth Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.

6.3.          Continuing Force and Effect of Loan Documents.  Except as specifically modified or amended by the terms of this Fourth Amendment, all other terms and provisions of the Loan Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect.  The Borrower, by execution of this Fourth Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement and the other Loan Documents.

6.4.          References to Loan Agreement.  Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Loan Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Loan Agreement, as amended hereby.

6.5.          Counterparts.  This Fourth Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Revolving Loan Agreement as of the date first above written.

AAR CORP.		LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ MICHAEL K. CARR	By:	/s/ SCOTT CARBON
Its:	Vice President & Assistant Treasurer	Its:	Vice President

FIFTH AMENDMENT TO REVOLVING LOAN AGREEMENT

                This FIFTH AMENDMENT TO REVOLVING LOAN AGREEMENT dated as of March 21, 2003 (the “Fifth Amendment”), is entered into by and between AAR CORP., a Delaware corporation (the “Borrower”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”).

RECITALS:

A.            The Borrower and the Bank entered into that certain Revolving Loan Agreement dated as of April 11, 2001, as modified and amended by that certain First Amendment to Revolving Loan Agreement dated November 30, 2001, a Second Amendment to Revolving Loan Agreement dated April 22, 2002, a Third Amendment to Revolving Loan Agreement dated June 1, 2002 and a Fourth Amendment to Revolving Loan Agreement dated as of March 10, 2003 (collectively, the “Loan Agreement”).

B.            At the present time the Borrower requests, and the Bank is agreeable to amending the Agreement with regard to the sub-facility for issuance of Letters of Credit, pursuant to the terms and conditions hereinafter set forth.

                NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

AGREEMENTS:

1.             RECITALS.  The foregoing Recitals are hereby made a part of this Fifth Amendment.

2.             DEFINITIONS.  Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Loan Agreement.

3.             AMENDMENTS TO THE LOAN AGREEMENT.

3.1.          Maturity Date.  The definition of Maturity Date in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“ “Maturity Date” shall mean March 21, 2003.”

3.2.          Revolving Loan Commitment.  The definition of  “Revolving Loan Commitment” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“ “Revolving Loan Commitment” shall mean zero and 00/100 Dollars ($0.00).”

3.3.          Letters of Credit.  The first paragraph of Section 2.6 of the Loan Agreement is hereby amended to add the following after the phrase “Revolving Loan Maturity Date”;

“…; provided, however, that, notwithstanding the Revolving Loan Maturity Date, if there is sufficient cash collateral in the Cash Collateral Account as provided in Section 2.7 hereinbelow, up to Five Million Dollars ($5,000,000.00) of Letters of Credit may be

issued under the Maximum Letter of Credit Obligations, to expire no later than April 10, 2004.”

4.             REPRESENTATIONS AND WARRANTIES.  To induce the Bank to enter into this Fifth Amendment, the Borrower hereby certifies, represents and warrants to the Bank that:

4.1.          Organization.  The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate corporate power to carry on and conduct its business as presently conducted.  The Borrower is duly licensed or qualified in all foreign jurisdictions wherein failure to qualify would have a material adverse effect. The Articles of Incorporation and Bylaws, Borrowing Resolutions and Incumbency Certificate of the Borrower have not been changed or amended since the most recent date that certified copies thereof were delivered to the Bank.  The exact legal name of the Borrower is as set forth in the preamble of this Fifth Amendment, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.  The Borrower will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.

4.2.          Authorization.  The Borrower is duly authorized to execute and deliver this Fifth Amendment and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement, as amended hereby.

4.3.          No Conflicts.  The execution and delivery of this Fifth Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended hereby, do not and will nor conflict with any provision of law or of the articles of incorporation or bylaws of the Borrower or of any material agreement binding upon the Borrower.

4.4.          Validity and Binding Effect.  The Loan Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

4.5.          Compliance with Loan Agreement.  The representation and warranties set forth in Section 6 of the Loan Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Bank and except for such changes as are specifically permitted under the Loan Agreement.  In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Loan Agreement.

4.6.          No Event of Default.  As of the date hereof, no Event of Default under the Loan Agreement as amended hereby, or event or condition, which with the giving of notice or the passage of time or both, would constitute an Event of Default, has occurred or is continuing.

5.             CONDITIONS PRECEDENT.  This Fifth Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:

5.1.          Fifth Amendment.  This Fifth Amendment executed by the Borrower and the Bank.

5.2.          Other Documents.  Such other documents, certificates and/or opinions of counsel as the Bank my request.

6.             GENERAL.

6.1           Governing Law: Severability.  This Fifth Amendment shall be construed in accordance with and governed by the laws of Illinois.  Wherever possible each provision of the Loan Agreement and this Fifth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement and this Fifth Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Agreement and this Fifth Amendment.

6.2.          Successors and Assigns.  This Fifth Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.

6.3.          Continuing Force and Effect of Loan Documents.  Except as specifically modified or amended by the terms of this Fifth Amendment, all other terms and provisions of the Loan Agreement and other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect.  The Borrower, by execution of this Fifth Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement and the other Loan Documents.

6.4.          References to Loan Agreement.  Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Loan Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Loan Agreement, as amended hereby.

6.5.          Counterparts.  This Fifth Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

                IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to Revolving Loan Agreement as of the date first above written.

AAR CORP.		LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ MICHAEL K. CARR	By:	/s/ FRANK FLEWELLING
Its:	Vice President & Assistant Treasurer	Its:	Senior Vice President